UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2011

Medidata Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34387	13-4066508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

79 Fifth Avenue, 8th Floor New York, New York		10003
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 918-1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 8, 2011, Peter Sobiloff, a director of Medidata Solutions, Inc. (the “Company”), notified the Company that he does not intend to stand for re-election as a director at the Company’s 2011 Annual Meeting of Stockholders, which is scheduled to take place on May 31, 2011. Mr. Sobiloff intends to remain on the board of directors and serve as a member of the nominating and governance committee until the 2011 Annual Meeting of Stockholders.

Mr. Sobiloff advised the Company that his decision not to stand for re-election was made for personal reasons and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Sobiloff is a managing director at Insight Venture Partners, which was one of the Company’s venture capital investors and is no longer a significant stockholder. We are extremely grateful to Mr. Sobiloff for his counsel, insight, advice and service on our board of directors over the past seven years and wish him the best.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIDATA SOLUTIONS, INC.

Date: April 14, 2011

	By:	/S/ MICHAEL I. OTNER
	Name:	Michael I. Otner
	Title:	General Counsel and Secretary